Exhibit 5.1

Donald J. Riccitelli Assistant General Counsel and Assistant Secretary 1000 Stanley Drive, New Britain, CT 06053 T (860) 827-3989 F (860) 827-3911

October 27, 2020

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, CT 06053

Re:	Stanley Black & Decker, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

I am Assistant General Counsel to Stanley Black & Decker, Inc., a Connecticut corporation (the “Company”). I have represented the Company in connection with the Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of the following securities of the Company: (i) shares of common stock, par value $2.50 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, without par value, of the Company (“Preferred Stock”) to be issued in one or more series, which may also be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and one or more bank or trust companies to be named, (iii) debt securities of the Company (the “Senior Debt Securities”) to be issued pursuant to a senior indenture, dated November 1, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Senior Indenture Trustee”) to JPMorgan Chase Bank N.A., as amended from time to time (the “Senior Indenture”), and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to a subordinated indenture, dated November 22, 2005, between the Company and HSBC Bank USA, N.A. (the “Subordinated Indenture Trustee” and, together with the Senior Indenture Trustee, the “Trustees”), as amended from time to time (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (collectively, the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), proposed to be entered into with one or more warrant agents to be named therein, (v) stock purchase contracts (the “Stock Purchase Contracts”) obligating holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, which may be issued pursuant to one or more purchase contract agreements proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (vi) stock purchase units (the “Stock Purchase Units”), each consisting of a Stock Purchase Contract and either Debt Securities, Preferred Stock

Stanley Black & Decker, Inc.

October 27, 2020

or debt obligations of third parties, including U.S. Treasury securities, securing a holder’s obligation to purchase Common Stock, Preferred Stock or such debt obligations under the Stock Purchase Contracts and (vii) such indeterminate number of shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares as may be issuable upon conversion, exchange or exercise, as applicable, of any Warrants, Debt Securities, Preferred Stock, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units (the “Indeterminate Securities”). Common Stock, Preferred Stock, the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units, the Warrants and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”); (iii) the ByLaws of the Company, as currently in effect (the “ByLaws”); (iv) a certified copy of certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Offered Securities and related matters; (v) a specimen certificate evidencing Common Stock; (vi) the Senior Indenture; (vii) the Statement of Eligibility of the Senior Indenture Trustee on Form T-1; (viii) the Subordinated Indenture, and (ix) the Statement of Eligibility of the Subordinated Indenture Trustee on Form T-1. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, including electronic signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photocopied copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the terms of the Offered Preferred Shares (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its property is subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. I have also assumed that (i) the stock certificates evidencing Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Connecticut Business Corporation Act, as amended (the “CBCA”), and (ii) the stock certificate evidencing any Common Stock issued will conform to the specimen certificate which I examined and will be duly executed and delivered.

My opinions set forth herein are limited to those laws of the State of Connecticut that, in my experience, are normally applicable to transactions of the type contemplated by the

Stanley Black & Decker, Inc.

October 27, 2020

Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined-on Law or as to the effect of any such non-Opined-on Law on the opinions herein stated. The Senior Indenture and the Subordinated Indenture provide that they are governed by the laws of the State of New York.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. Except as otherwise discussed in paragraph 3 below, with respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the shares of Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the issuance and sale of the Offered Common Shares have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation and the ByLaws; (iv) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, and the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, legally issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof. In rendering the opinion set forth in this paragraph 1, I have assumed that, at the time of issuance of any Offered Common Shares, the Certificate of Incorporation, the ByLaws and the CBCA shall not have been amended so as to affect the validity of such issuance.

2. Except as otherwise discussed in paragraph 4 below, with respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation, including the Certificate of Amendment related to the Offered Preferred Shares (the “Certificate of Amendment”), and the Bylaws; (iv) the filing of the Certificate of Amendment with the Secretary of State of the State of Connecticut has duly

Stanley Black & Decker, Inc.

October 27, 2020

occurred; (v) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, and any Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, legally issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof. In rendering the opinion set forth in this paragraph 2, I have assumed that, at the time of issuance of any Offered Preferred Shares, the Certificate of Incorporation, the ByLaws and the CBCA shall not have been amended so as to affect the validity of such issuance.

3. With respect to Common Stock issuable upon the conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, Warrants, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units (together, the “Convertible Securities”), which are by their terms convertible into or exchangeable, exercisable or can be settled for shares of Common Stock, the shares of Common Stock issuable upon conversion, exchange, exercise or settlement of the Convertible Securities will be duly authorized, legally issued, fully paid and nonassessable, assuming the issuance of Common Stock upon conversion, exchange, exercise or settlement of the Convertible Securities has been authorized by all necessary corporate action, that the Convertible Securities have been converted, exchanged, exercised or settled in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered. In rendering the opinion set forth in this paragraph 3, I have assumed that, at the time of issuance of any shares of Common Stock upon conversion, exchange, exercise or settlement of the Convertible Securities, the Certificate of Incorporation, the ByLaws and the CBCA shall not have been amended so as to affect the validity of such issuance.

4. With respect to Preferred Stock issuable upon the conversion, exchange, exercise or settlement of any Convertible Securities, which are by their terms convertible into or exchangeable, exercisable or can be settled for shares of Preferred Stock, the shares of Preferred Stock issuable upon conversion, exchange, exercise or settlement of the Convertible Securities will be duly authorized, legally issued, fully paid and nonassessable, assuming the issuance of Preferred Stock upon conversion, exchange, exercise or settlement of the Convertible Securities has been authorized by all necessary corporate action, that the Convertible Securities have been converted, exchanged, exercised or settled in accordance with their terms and that the certificates evidencing such shares of Preferred Stock are duly executed and delivered. In rendering the opinion set forth in this paragraph 4, I have assumed that, at the time of issuance of any shares of Preferred Stock upon conversion, exchange, exercise or settlement of the Convertible Securities, the Certificate of Incorporation, the ByLaws and the CBCA shall not have been amended so as to affect the validity of such issuance.

Stanley Black & Decker, Inc.

October 27, 2020

5. With respect to the Depositary Shares, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered, and the Depositary Shares have been duly authorized by the Board of Directors of the Company; (iv) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, or upon the conversion, exchange or exercise of any other Offered Security in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, the Depositary Shares will be duly authorized.

6. With respect to the Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the applicable Indenture relating to the Debt Securities has been duly authorized, executed and delivered and the Debt Securities have been duly authorized by the Board of Directors of the Company; (iv) the terms of the Debt Securities and of their issuance have been duly established in conformity with the applicable Indenture, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Debt Securities have been duly executed and countersigned in accordance with the applicable Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, or upon the conversion, exchange or exercise of any other Offered Securities in accordance with the terms of such Offered Securities or the instrument governing such Offered Securities providing for such conversion, exchange or exercise, the Debt Securities will be duly authorized.

7. With respect to the Warrants, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Warrants has been

Stanley Black & Decker, Inc.

October 27, 2020

prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) a Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, and the Warrants and the securities of the Company into which the Warrants are exercisable have been duly authorized by the Board of Directors of the Company; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Warrants will be duly authorized.

8. With respect to the Stock Purchase Contracts, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) a Stock Purchase Contract agreement relating to the Stock Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized, executed and delivered, and the Stock Purchase Contracts have been duly authorized by the Board of Directors of the Company; (iv) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Stock Purchase Contracts have been duly executed and countersigned in accordance with the Purchase Contract Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Stock Purchase Contracts will be duly authorized.

9. With respect to the Stock Purchase Units, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the terms of the collateral arrangements, if any, relating to the Stock Purchase Units (the “Collateral Arrangements”) have been duly authorized, executed and delivered and the Stock Purchase Units have been duly authorized by the Board of Directors of the Company; (iv) the terms of the Stock Purchase Units and of their issuance and

Stanley Black & Decker, Inc.

October 27, 2020

sale have been duly established in conformity with the Collateral Arrangements, if any, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Stock Purchase Units have been duly executed and countersigned in accordance with the Collateral Arrangements, if any, and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Stock Purchase Units will be duly authorized.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Donald J. Riccitelli
Donald J. Riccitelli
Assistant General Counsel